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                                    EXHIBIT 7(1)

                       AGREEMENT WITH RESPECT TO SCHEDULE 13D


          The undersigned hereby agree that any Statement on Schedule 13D to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to securities of Medarex Inc., a New Jersey corporation, may be filed by BCC Acquisition I LLC on behalf of all of the undersigned.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed in counter parts by their duly authorized signatories as of the 10th day of June 1998.

                              Bay City Capital Management LLC and Bay City
                              Capital LLC

                              By:  /s/ Roger H. Salquist
                                   ---------------------------------------------
                              Its: Manager


                              The Bay City Capital Fund I, L.P.

                              By:  Its General Partner
                                   Bay City Capital Management LLC

                                   By:  /s/ Roger H. Salquist
                                        ------------------------------------
                                   Its: Manager


                              BCC Acquisition I LLC

                              By:  Its Manager
                                   The Bay City Capital Fund I, L.P.

                                   By:  Its General Partner
                                        Bay City Capital Management LLC

                                        By:  /s/ Roger H. Salquist
                                             ----------------------------
                                        Its: Manager